UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2016

MARATHON PATENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Ste. 380 Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 232-1701

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2016, Marathon Patent Group, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors for the sale of an aggregate of 3,481,997 shares of the Company’s common stock, at a purchase price of $1.50 per share, and warrants to purchase 1,740,995 shares of common stock for a purchase price of $0.01 per warrant. The closing of the sales of the shares and warrants is expected to occur on or about December 14, 2016, subject to satisfaction of customary closing conditions as set forth in the Purchase Agreement.

The shares of common stock will be issued in a registered direct offering pursuant to a prospectus supplement filed with the Securities and Exchange Commission on December 9, 2016, in connection with a takedown from the Registration Statement on Form S-3 (File No. 333-198569), which was declared effective by the Securities and Exchange Commission on January 6, 2015. A copy of the opinion of Sichenzia Ross Ference Kesner LLP relating to the legality of the issuance and sale of the shares is attached as Exhibit 5.1 hereto.

The warrants will be sold concurrently with the sale of the shares of common stock, pursuant to the Purchase Agreement, in a concurrent private placement. The warrants will be exercisable commencing six months from the date of issuance for a period expiring five years from the date of issuance at an exercise price equal to $1.70 per share, subject to adjustment as provided under the terms of the warrants.

Pursuant to a registration rights agreement (the “Registration Rights Agreement”) entered into between the Company and the investors, the Company agreed to register the resale of the shares of common stock underlying the warrants, on a Form S-1 registration statement to be filed with the Securities and Exchange Commission (the “SEC”) within 30 days following the date of the offering (the “Filing Date”) and to cause the registration statement to be declared effective within 60 days following the date of the offering (or in the event of a “full review” by the SEC, the 90th calendar day following the date of the offering).

Pursuant to a placement agency agreement between the Company and Northland Securities, Inc. (“Northland”), the Company retained Northland as the exclusive placement agent for the offering of shares and warrants and paid Northland a fee of $365,610 (equal to 7% of the gross proceeds) in connection with the offering. The Company also agreed to issue to Northland, on the closing date, for a price of $50, a warrant (the “Agent’s Warrant”) to purchase 174,100 shares of common stock (equal to 5% of the shares sold in the offering) at an exercise price equal to $1.725. The Agent’s Warrant to be issued to Northland will be exercisable commencing upon issuance for a period expiring five years from the effective date of the offering.

In connection with the sale of the warrants issued to the investors and the Placement Agent, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing summary of the terms of the warrants, the Agent’s Warrant, the Purchase Agreement, the Registration Rights Agreement, and the Placement Agency Agreement issued to the investors, is subject to, and qualified in its entirety by, such documents attached hereto as Exhibit 4.1, 4.2, 10.1, 10.2, and 10.3 respectively, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On December 9, 2016, the Company issued a press release in connection with the offering. A copy of the press release is attached as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

4.1                               Form of Warrant

4.2                               Form of Placement Agent’s Warrant

5.1                               Opinion of Sichenzia Ross Ference Kesner LLP

10.1                        Form of Securities Purchase Agreement

10.2                        Form of Registration Rights Agreement

10.3                        Placement Agency Agreement dated December 9, 2016

99.1                        Press Release dated December 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 9, 2016

MARATHON PATENT GROUP, INC.

By:	/s/ Francis Knuettel II
Name: Francis Knuettel II
Title: Chief Financial Officer